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As filed with the Securities and Exchange Commission on August 9, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NeuroMetrix, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation	04-3308180 (I.R.S. Employer Identification No.)
62 Fourth Ave. Waltham, Massachusetts 02451 (781) 890-9989 (Address of Registrant's principal executive offices)
NeuroMetrix, Inc. Amended and Restated 1998 Equity Incentive Plan NeuroMetrix, Inc. 2004 Stock Option and Incentive Plan NeuroMetrix, Inc. 2004 Employee Stock Purchase Plan (Full Title of the Plan)

Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer
NeuroMetrix, Inc.
62 Fourth Ave.
Waltham, Massachusetts 02451
(781) 890-9989
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:
H. David Henken, P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amounts to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.0001 per share	1,018,235 shares (2)	$4.18 (3)	$4,256,222.30 (3)	$539.26

Common Stock, par value $.0001 per share	825,000 shares (4)	$7.76 (5)	$6,402,000.00 (5)	$811.13

Common Stock, par value $.0001 per share	375,000 shares (6)	$7.76 (5)	$2,910,000.00 (5)	$368.70

Plan Interests (7)	N/A	N/A	N/A	N/A

Total Fee				$1,719.09

(1)
This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.0001 per share, of NeuroMetrix, Inc. ("Common Stock") as may be required pursuant to the NeuroMetrix, Inc. Amended and Restated 1998 Equity Incentive Plan, as amended (the "1998 Plan"), NeuroMetrix, Inc. 2004 Stock Option and Incentive Plan (the "2004 Plan") and NeuroMetrix, Inc. 2004 Employee Stock Purchase Plan (the "ESPP") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under such plans or other similar event.

(2)
Represents 1,018,235 shares of Common Stock that may be issued upon the exercise of options granted under the 1998 Plan.

(3)
This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the 1998 Plan.

(4)
Represents 825,000 shares of Common Stock initially available for issuance under the 2004 Plan.

(5)
This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the average of the high and low sale prices of the Common Stock reported on the Nasdaq National Market on August 6, 2004.

(6)
Represents 375,000 shares of Common Stock initially available for issuance under the ESPP.

(7)
In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        Incorporated by reference in this Registration Statement are the documents listed below, which have previously been filed by NeuroMetrix, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"):

  (a)
  the Company's Prospectus dated July 22, 2004 as filed with the Commission on July 22, 2004 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-115440); and

  (b)
  the description of the Company's Common Stock contained in the Registration Statement on Form 8-A (No. 000-50856) dated July 19, 2004 as filed with the Commission on July 19, 2004 pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the shares of Common Stock of the Company offered by this Registration Statement.

Item 6. Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        As permitted by the Delaware General Corporation Law, our Third Amended and Restated Certificate of Incorporation, or certificate of incorporation, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, our Second Amended and Restated by-laws, or by-laws, provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) we may indemnify other employees as set forth in the Delaware General Corporation Law, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (4) the rights conferred in our by-laws are not exclusive.

        We have entered into indemnification agreements with each of our directors to give such directors additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. We also intend to enter into indemnification agreements with any new directors in the future. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees with respect to which we may have indemnification obligations.

        The indemnification provisions in our certificate of incorporation, by-laws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act of 1933.

        We have obtained liability insurance for our officers and directors.

Item 7. Exemption from Registration Claimed

        Not Applicable.

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Item 8. Exhibits

        The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

*4.1	Third Amended and Restated Certificate of Incorporation of the Company
*4.2	Second Amended and Restated By-laws of the Company
*5.1	Legal opinion from Goodwin Procter LLP
*23.1	Consent of PricewaterhouseCoopers LLP, as independent auditors
*23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)
*24.1	Power of attorney (included in the signatory page to this Registration Statement)
99.1
NeuroMetrix, Inc. Amended and Restated 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-115440), as amended, filed on May 13, 2004)
99.2
NeuroMetrix, Inc. 2004 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-115440), as amended, filed on May 13, 2004)
99.3
NeuroMetrix, Inc. 2004 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-115440), as amended, filed on May 13, 2004)

*
Filed herewith

Item 9. Undertakings

        (a)   The undersigned Company hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those

3

    paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 9th day of August, 2004.

NEUROMETRIX, INC.
/s/ SHAI N. GOZANI M.D., PH.D. By: Shai N. Gozani, M.D., Ph.D. Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Shai N. Gozani, M.D., Ph.D. and Nicholas J. Alessi, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHAI N. GOZANI, M.D., PH.D. Shai N. Gozani, M.D., Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2004
/s/ NICHOLAS J. ALESSI Nicholas J. Alessi	Director of Finance and Treasurer (Principal Financial and Accounting Officer)	August 9, 2004
/s/ CHARLES E. HARRIS Charles E. Harris	Director	August 9, 2004
/s/ WILLIAM LAVERACK, JR. William Laverack, Jr.	Director	August 9, 2004
/s/ DAVID E. GOODMAN, M.D. David E. Goodman, M.D.	Director	August 9, 2004
/s/ W. MARK LORTZ W. Mark Lortz	Director	August 9, 2004

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who will administer the plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on August 9, 2004.

NEUROMETRIX, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN
By:	/s/ CHARLES E. HARRIS Charles E. Harris Member of the Compensation Committee
By:	/s/ WILLIAM LAVERACK, JR. William Laverack, Jr. Member of the Compensation Committee

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Third Amended and Restated Certificate of Incorporation of the Company
*4.2	Second Amended and Restated By-laws of the Company
*5.1	Legal opinion from Goodwin Procter LLP
*23.1	Consent of PricewaterhouseCoopers LLP, as independent auditors
*23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)
*24.1	Power of attorney (included in the signatory page to this Registration Statement)
99.1
NeuroMetrix, Inc. Amended and Restated 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-115440), as amended, filed on May 13, 2004)
99.2
NeuroMetrix, Inc. 2004 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-115440), as amended, filed on May 13, 2004)
99.3
NeuroMetrix, Inc. 2004 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-115440), as amended, filed on May 13, 2004)

*
Filed herewith

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information
  Item 2. Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX